EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-46715, 33-50610, 33-50608, 33-50607, 333-
01409; and Form S-4 No. 333-143) and in the related Prospectuses of our report dated February 3, 1997, with respect to the consolidated financial statements and schedule of Informix Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                  /s/ERNST & YOUNG LLP
San Jose, California
March 28, 1997